Exhibit (5)

                          CERTIFICATION UNDER RULE 466

      The depositary, The Bank of New York, represents and certifies the following:

      (1) That it previously has filed a registration statement on Form F-6 for Shiseido Company, Limited File No. 33-49090, which the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

      (2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                           THE BANK OF NEW YORK,
                                                 As Depositary

                                           By:    /s/ U. Marianne Erlandsen
                                                  ------------------------------
                                           Name:  U. Marianne Erlandsen
                                           Title: Vice President